77E):  Legal Proceedings

On April2, 2004, Lois Burke, a plaintiff identifying herself as a shareholder of the Goldman Sachs Internet Tollkeeper Fund, filed a purported class and derivative action lawsuit in the United States District Court for the Southern District of NewYork against The Goldman Sachs Group, Inc. (GSG), Goldman
 Sachs Asset Management, L.P. (GSAM), the Trustees and Officers of the
Goldman Sachs Trust (the Trust), and John Doe Defendants. In addition, the following investment portfolios of the Trust were named as nominal defendants:
 Goldman Sachs Balanced Fund, Goldman Sachs Concentrated Growth Fund, Goldman Sachs Small Cap Value Fund, Goldman Sachs Mid Cap Value Fund, Goldman Sachs
Growth Opportunities Fund, Goldman Sachs Strategic Growth Fund, Goldman Sachs Capital Growth Fund, Goldman Sachs Research Select Fund, Goldman Sachs Large Cap Value Fund, Goldman Sachs Growth and Income Fund, Goldman Sachs CORE Small Cap Equity Fund, Goldman Sachs CORE Large Cap Growth Fund, Goldman Sachs CORE Large Cap Value Fund,
 Goldman Sachs CORE U.S. Equity Fund, Goldman Sachs Asia Growth Fund, Goldman Sachs Emerging Markets Equity Fund, Goldman Sachs International Growth
Opportunities Fund, Goldman Sachs Japanese Equity Fund, Goldman Sachs European
 Equity Fund, Goldman Sachs International Equity Fund, Goldman Sachs CORE International Equity Fund, Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio, Goldman Sachs Growth Strategy Portfolio, Goldman Sachs Aggressive Growth Strategy Portfolio, Goldman Sachs
 High Yield Fund. Goldman Sachs High Yield Municipal Fund, Goldman Sachs Global Income Fund, Goldman Sachs Core Fixed Income Fund, Goldman Sachs Municipal
Income Fund, Goldman Sachs Government Income Fund, Goldman Sachs Short Duration Tax-Free Fund, Goldman Sachs Short Duration Government Fund, Goldman Sachs
 Ultra-Short Duration Government Fund, Goldman Sachs Enhanced Income Fund, Goldman Sachs Internet Tollkeeper Fund, Goldman Sachs CORE Tax-Managed Equity Fund, Goldman Sachs Real Estate
Securities Fund, Goldman Sachs ILA Prime Obligations Portfolio, and Goldman
 Sachs ILA Tax-Exempt Diversified Portfolio (collectively, the Goldman Sachs Funds).

On April 2, 2004, Marianne Gooris, a plaintiff identifying herself as a shareholder of the Goldman Sachs mutual funds, filed a purported class and derivative action lawsuit in the United States District Court for the Southern District of New York against GSG, GSAM, the Trustees and Officers of the Trust and John Doe Defendants. In addition, the Goldman Sachs Funds were named as nominal defendants.

On April 19, 2004, plaintiffs Henry C. Gross, Josef P. Pokorny and Diana D. Pokorny and Maurice Rosenthal and Arlene Rosenthal, identifying themselves as shareholders of the Goldman Sachs Core Large Cap Growth Fund, Goldman Sachs
 Research Select Fund and Goldman Sachs Internet Tollkeeper Fund, respectively, filed a purported class and derivative action lawsuit in the United States
District Court for the Southern District of New York against GSG, GSAM, the Trustees and Officers of the Trust and John Doe Defendants. In addition, the
 Goldman Sachs Funds were named as nominal defendants.

Each of these lawsuits were brought on behalf of all persons or entities who purchased, redeemed or held shares in the Goldman Sachs Funds between April 2,
 1999 and January9, 2004, inclusive (the Class Period) and each lawsuit alleges violations of the Investment Company Act of 1940 (the Investment
 Company Act), the Investment Advisers Act of 1940 and common law breach of fiduciary duty. The complaint alleges, among other things, that during the Class Period, GSAM charged the Goldman Sachs Funds improper Rule12b-1 fees, made improper brokerage commission and other payments to brokers that sold shares of the Goldman Sachs Funds and made untrue statements of material fact in registration statements and reports filed pursuant to the Investment Company Act. The complaint further alleges that the Trusts Officers and
Trustees breached their fiduciary duties by, among other things, permitting the payments to occur. The plaintiffs in each lawsuit are seeking compensatory damages; punitive damages; rescission
of GSAMs investment advisory agreement and return of fees paid; an accounting of all Goldman Sachs Funds-related fees, commissions and soft dollar payments; restitution of all unlawfully or discriminatorily obtained fees and charges;
and reasonable costs and expenses, including counsel fees and expert fees.

Based on currently available information, GSAM believes that the likelihood that the pending purported class and derivate action lawsuits will have a material adverse financial impact on the Goldman Sachs Funds is remote, and the pending action is not likely to materially affect its ability to provide investment management services to its clients, including the Goldman Sachs Funds.


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